UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On October 20, 2020, Pioneer Natural Resources Company, a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pearl First Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub Inc.”), Pearl Second Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub LLC”), Pearl Opco Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Opco Merger Sub LLC”), Parsley Energy, Inc., a Delaware corporation (the “Company”), and Parsley Energy, LLC, a Delaware limited liability company (“Opco LLC”).

The Merger Agreement provides for, among other things and subject to the terms and conditions set forth therein, (i) the merger of Merger Sub Inc. with and into the Company, with the Company continuing as the surviving entity (the “Surviving Corporation”) (such merger, the “First Company Merger”), (ii) simultaneously with the First Company Merger, the merger of Opco Merger Sub LLC with and into Opco LLC, with Opco LLC continuing as the surviving entity (such merger, the “Opco Merger”), and (iii) immediately following the First Company Merger and the Opco Merger, the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (such merger, together with the First Company Merger and the Opco Merger, the “Mergers”).

The Merger Agreement provides that each share of Class A common stock, par value $0.01 per share, of the Company (the “Company Class A Common Stock”) issued and outstanding immediately prior to the effective time of the First Company Merger (the “Effective Time”) (other than shares of Company Class A Common Stock held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub Inc. immediately prior to the Effective Time and any unvested restricted shares of Company Class A Common Stock that do not vest by their terms as a result of the consummation of the Mergers) will at the Effective Time be converted into and become exchangeable for 0.1252 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”).

Additionally, the Merger Agreement provides that each membership interest unit of Opco LLC (each, an “Opco LLC Unit”) issued and outstanding immediately prior to the Effective Time (other than any Opco LLC Unit owned, directly or indirectly, by the Company or Parent or any of their respective subsidiaries immediately prior to the Effective Time), and all rights in respect thereof, will at the Effective Time be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio. Each share of Class B Common stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock”) will be automatically cancelled for no additional consideration as of the Effective Time, subject to any statutory rights to appraisal pursuant to the General Corporation Law of the State of Delaware with respect to, and only with respect to, such shares of Company Class B Common Stock.

Parent’s board of directors (the “Parent Board”), at a meeting duly called and held by unanimous vote, has adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby.

The obligation of the parties to complete the Mergers is subject to customary closing conditions, including, among others, (i) the receipt of the required approvals from Parent’s and the Company’s stockholders, (ii) the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law, order or injunction of a court or governmental entity of competent jurisdiction prohibiting the consummation of the Mergers, (iv) the shares of Parent Common Stock issuable in connection with the Mergers having been approved for listing on the New York Stock Exchange, upon official notice of issuance, (v) Parent’s registration statement on Form S-4 having been declared effective by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, (vi) the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain qualifications) and (vii) the performance by the parties of their respective obligations under the Merger Agreement in all material respects. In addition, the obligation of the Company to consummate the Mergers is further conditioned upon the receipt of a customary tax opinion of counsel to the Company that the Integrated Mergers (as defined in the Merger Agreement), taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains customary representations and warranties of Parent and the Company relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Parent and the Company, including covenants relating to conducting their respective businesses in the ordinary course and to refrain from taking certain actions without the other party’s consent. The Merger Agreement also contains covenants of each of Parent and the Company, subject in each case to certain exceptions, (i) to convene a meeting of its stockholders for the purpose of obtaining the requisite stockholder approval, as applicable, (ii) not to solicit certain alternative acquisition proposals, engage in discussions or negotiations with respect to such proposals or provide non-public information in connection with such proposals and (iii) in the case of Parent, to recommend that its stockholders approve the issuance of Parent Common Stock in connection with the Mergers and, in the case of the Company, to recommend that its stockholders adopt the Merger Agreement.

Prior to, but not after, the adoption of the Merger Agreement by the Company’s stockholders, the board of directors of the Company (the “Company Board”) may withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders adopt the Merger Agreement as result of (i) a Superior Proposal or (ii) an Intervening Event (each as defined in the Merger Agreement), if the Company Board determines that the failure to make such a change of recommendation would be inconsistent with the fiduciary duties owed by the Company Board to the Company’s stockholders under applicable law, subject to complying with certain notice and other specified conditions, including giving Parent the opportunity to propose revisions to the Merger Agreement during a match right period.

Prior to, but not after, the approval of the issuance of Parent Common Stock in connection with the Mergers by Parent’s stockholders, the Parent Board may withhold, withdraw, qualify or modify its recommendation that Parent’s stockholders approve the issuance of Parent Common Stock in connection with the Mergers as result of (i) a Superior Proposal or (ii) an Intervening Event if the Parent Board determines that the failure to make such a change of recommendation would be inconsistent with the fiduciary duties owed by the Parent Board to Parent’s stockholders under applicable law, subject to complying with certain notice and other specified conditions, including giving the Company the opportunity to propose revisions to the terms of the Merger Agreement during a match right period.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right for either the Company or Parent to terminate the Merger Agreement if the Mergers have not been consummated on or before May 20, 2021, and the right for the Company to terminate the Merger Agreement to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including, among others, the termination by Parent in the event of a change of recommendation by the Company Board or the termination by the Company to accept a Superior Proposal, the Company would be required to pay Parent a termination fee of $135 million. Upon termination of the Merger Agreement under specified circumstances, including the termination by the Company in the event of a change of recommendation by the Parent Board, Parent would be required to pay the Company a termination fee of $270 million. Upon termination of the Merger Agreement by either Parent or the Company following a failure to obtain the Company Stockholder Approval (as defined in the Merger Agreement), the Company would be required to pay Parent an expense reimbursement in the amount of $45 million. Upon termination of the Merger Agreement by either Parent or the Company following a failure to obtain the Parent Stockholder Approval (as defined in the Merger Agreement), Parent would be required to pay the Company an expense reimbursement in the amount of $90 million.

Prior to the Effective Time, Parent is required to take all necessary corporate action so that, upon and after the Effective Time, the size of the Parent Board is increased by two members and Matt Gallagher and Ray Alameddine are appointed to fill the vacancies. If either appointee is unwilling or unable to serve on the Parent Board at the time of such appointment, another director currently serving on the Company Board who Parent determines is independent with respect to the Parent Board and mutually agreed upon between Parent and the Company will be appointed in lieu of such person. The Parent Board is also required to appoint each new board appointee to a committee of Parent Board within 90 days of the closing date of the Mergers.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement (subject to certain exceptions) and (ii) confidential disclosures made in confidential disclosure letters delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Parent that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that Parent files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1.

Voting and Support Agreements

As an inducement to Parent entering into the Merger Agreement, on October 20, 2020, Q-Jagged Peak (“Quantum”), which beneficially owns 65,412,650 shares of Company Class A Common Stock, entered into a Voting and Support Agreement with Parent (the “Quantum Voting Agreement”), pursuant to which Quantum has agreed to vote its shares in favor of the matters to be submitted to the Company’s stockholders in connection with the Mergers, subject to the terms and conditions set forth in the Quantum Voting Agreement.

Additionally, as an inducement to Parent entering into the Merger Agreement, on October 20, 2020, Bryan Sheffield, executive chairman of the Company, who beneficially owns 10,129,559 shares of Company Class A Common Stock, 21,198,751 shares of Company Class B Common Stock and 21,198,751 Opco LLC Units, entered into a Voting and Support Agreement with Parent (the “Sheffield Voting Agreement” and, together with the Quantum Voting Agreement, the “Voting Agreements”), pursuant to which Mr. Sheffield has agreed to vote his shares in favor of the matters to be submitted to the Company’s stockholders in connection with the Mergers, subject to the terms and conditions set forth in the Sheffield Voting Agreement. The Sheffield Voting Agreement contains a lock-up agreement providing that Mr. Sheffield may not, without Parent’s prior written consent, subject to limited exceptions, offer, sell, transfer or otherwise dispose of more than 15% of the shares of Parent Common Stock issued to Mr. Sheffield pursuant to the terms of the Merger Agreement for a period of 90 days following the closing date of the Mergers, or more than 30% of such shares for a period of 180 days following the closing date of the Mergers.

The summaries of the Voting Agreements are qualified in their entirety by reference to the full text of the applicable Voting Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 respectively, to this Current Report on Form 8-K.

Tax Receivable Agreement

In connection with the closing of the Mergers, an early termination payment will become payable in cash under the Tax Receivable Agreement, dated as of May 29, 2014, among the Company, certain members of Opco LLC and Bryan Sheffield (the “Tax Receivable Agreement”), which was entered into in connection with the Company’s initial public offering. The Company will make such payment in connection with the closing of the Mergers. To provide greater certainty around such payment, an amendment to the Tax Receivable Agreement was entered into concurrently with the Merger Agreement, clarifying how the early termination payment will be calculated and providing that the Tax Receivable Agreement will terminate once such payment is made.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 20, 2020, by and among Pioneer Natural Resources Company, Pearl First Merger Sub Inc., Pearl Second Merger Sub LLC, Pearl Opco Merger Sub LLC, Parsley Energy, Inc. and Parsley Energy, LLC.*

10.1	Voting and Support Agreement, dated as of October 20, 2020, by and between Q-Jagged Peak and Pioneer Natural Resources Company.

10.2	Voting and Support Agreement, dated as of October 20, 2020, by and between Bryan Sheffield and Pioneer Natural Resources Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish to the SEC a copy of any omitted schedule upon request.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. The proposed transaction will be submitted to Parent’s stockholders and the Company’s stockholders for their consideration. Parent and the Company intend to file a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) with the SEC in connection with the solicitation of proxies by Parent and the Company in connection with the proposed transaction. Parent intends to file a registration statement on Form S-4 (the “Form S-4”) with the SEC, in which the Joint Proxy Statement/Prospectus will be included. Parent and the Company also intend to file other relevant documents with the SEC regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to Parent’s stockholders and the Company’s stockholders when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PARENT AND INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Joint Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by Parent or the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from Parent at www.pxd.com or by directing a request to Parent’s Investor Relations Department at ir@pxd.com or free of charge from the Company at www.parsleyenergy.com or by directing a request to the Company’s Investor Relations Department at ir@parsleyenergy.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Parent, the Company and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Parent’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on April 9, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on April 6, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4, the Joint Proxy Statement/Prospectus and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available. Stockholders and other investors should read the Joint Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	October 20, 2020